EXHIBIT 10.10

AGREEMENT AND AMENDMENT NO. 8

This AGREEMENT AND AMENDMENT NO. 8 ("Agreement") dated as of May 12, 2014 ("Effective Date"), is among Alta Mesa Holdings, LP, a Texas limited partnership ("Borrower"), the affiliates of the Borrower party hereto (the "Guarantors"), the Lenders (as defined below), and Wells Fargo Bank, N.A. as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender (in such capacity, the "Issuing Lender").

RECITALS

A.

The Borrower is party to that certain Sixth Amended and Restated Credit Agreement dated as of May 13, 2010, among the Borrower, the lenders party thereto from time to time (the "Lenders"), the Administrative Agent, and the Issuing Lender, as heretofore amended (as so amended, the "Credit Agreement").

B.The parties hereto wish to (i) subject to the terms and conditions of this Agreement, make certain amendments to the Credit Agreement as provided herein and (ii) acknowledge the redetermined Borrowing Base as set forth below.

NOW THEREFORE, in consideration of the benefits to be derived by the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; Other Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term "including" means "including, without limitation,".  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Amendments to Credit Agreement.
(a) Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended deleting the term “'Pro Forma Fixed Charge Coverage Ratio” in its entirety.
(b) Section 6.05 (Restricted Payments) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

"Section 6.05Restricted Payments.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make any Restricted Payments, except that if no Default or Event of Default has occurred both before and after giving effect to the making of such Restricted Payment, (a) the Restricted Subsidiaries may make Restricted Payments to the Borrower, (b) the Borrower may make Restricted Payments to its Equity Interest holders in an amount equal to the income tax liabilities of such Person attributable to the earnings of the Borrower, and (c) in addition to the foregoing permitted distribution for tax liabilities, the Borrower may make Restricted Payments to AMIH on account of Equity Interests for purposes of AMIH paying interest it owes under the Highbridge Note Purchase Agreement so long as (i) the aggregate amount of all such Restricted Payments under this clause (c) shall not to exceed the aggregate amount of cash contribution made by AMIH to Borrower on account of Equity Interests since the Amendment No. 7 Effective Date, and (ii) before and after giving effect to such Restricted Payment, Availability is equal to or greater than 20% of the Borrowing Base then in effect."

Section 3. Borrowing Base Redetermination.  Pursuant to Section 2.02(b)(i) of the Credit Agreement, for the scheduled semi-annual redetermination of the Borrowing Base for April, 2014, the Administrative Agent and the Required Lenders hereby redetermine and reaffirm the Borrowing Base at an amount equal to $285,000,000.  The Borrowing Base, as redetermined hereby, shall remain in effect at that level until the effective date of the next redetermination of the Borrowing Base made in accordance with the terms of the Credit Agreement, as amended hereby.

Section 4. Representations and Warranties.  Each of the Guarantors and the Borrower hereby represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred which is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Person and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's and the Guarantors' obligations under the Loan Documents.

Section 5. Conditions to Effectiveness.    This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors and the Required Lenders.

(a) The representations and warranties in this Agreement made by the Guarantors and the Borrower shall be true and correct in all material respects.

The Borrower shall have paid, and hereby agrees to pay all reasonable fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 6. Acknowledgments and Agreements.

(a) The Borrower and each Guarantor acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and each Guarantor hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c) Each of the parties hereto hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranties, are not impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 7. Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranties), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 8. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature or other similar electronic means and all such signatures shall be effective as originals.

Section 9. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12. Entire Agreement. This Agreement, the Credit Agreement as amended by this Agreement, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.